                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated and effective as of September 4, 2003, between James River Group, Inc., a Delaware corporation (the "Company"), and J. Adam Abram (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive are parties to that certain
Employment Agreement, dated as of November 15, 2002 (the "Employment
Agreement"), pursuant to which, among other things, the Company employed the
Executive as President and Chief Executive Officer and the Executive agreed to be so employed.

         WHEREAS, the parties hereto desire to amend the Employment Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:

         1. Amendments to Employment Agreement. The Employment Agreement is
hereby amended as follows:

          (a) The first sentence of Section 2 of the Employment Agreement is hereby deleted and the following substituted in lieu thereof:

          "Executive shall be paid a base salary of not less than four hundred seventy five thousand dollars ($475,000) per year (which base salary shall not be increased until August 2005), payable in periodic installments in accordance with the Company's regular payroll practices."

          (b) Section 3 of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

               "3. DUTIES. Executive shall perform all duties normally
          associated with the position of President and Chief Executive Officer, and such other reasonable duties as may be assigned to him by the
          Board. Executive will devote his entire working time, attention and energies to carry out and fulfill his duties and responsibilities under this Agreement. Executive may, with the permission of the
          Company (which permission shall not be unreasonably withheld), perform duties for and receive compensation from business ventures in addition to the Company, but in no event may Executive perform duties for and receive compensation from any Competitive Business (as hereinafter defined)."

          (c) The following Section 16 is hereby added to the Employment
Agreement:

          "16. OPTIONS TO PURCHASE SHARES OF COMMON STOCK.

               (a) Concurrently with the closing of each financing transaction after the date hereof that involves the issuance of common stock or securities convertible, exchangeable or exercisable for common stock of the Company, the Company shall grant to the Executive an option
          (each such option issued in such financing transaction, a "5% Option")
          to purchase the number of shares of common stock of the Company equal to 5% of the total number of shares of common stock issued or issuable in such financing transaction (including (i) common stock issuable on the exercise of the 5% Option to be issued in such financing and (ii)
          common stock issuable on conversion of any convertible securities or issuable on exercise of any warrants issued or issuable in such financing, but excluding any common stock issuable on exercise of any other options granted in such financing under the Company's incentive or stock option plan then in effect) at an exercise price per share equal to the purchase price for the common stock of the Company issued or issuable in such financing (including common stock underlying any convertible securities or warrants issued or issuable in such financing).

               (b) The Company shall have no obligation pursuant to this Section
          16 to grant any 5% Option to the Executive in connection with any financing transaction consummated after the Company has received aggregate gross proceeds equal to $250 million from financing transactions (excluding gross proceeds from nonconvertible debt financings and equity financings not convertible into common stock)
          consummated following the date of formation of the Company.

               (c) A 5% Option may, in the sole determination of the
          Compensation Committee of the Board of Directors, (i) be issued pursuant to the Company's incentive plan in effect from time to time
          (the "Plan") or outside the Plan and (ii) if issued pursuant to the
          Plan, be either "incentive stock options" intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of
          1986, as amended, or "nonqualified stock options."

               (d) In the event that the employment of Executive is terminated without "cause" (as defined in Section 6 of this Agreement), each 5%
          Option then outstanding, whether or not then exercisable, shall immediately vest and Executive shall be entitled to exercise his rights thereunder until (i) the first anniversary of such date of termination if such date of termination is after the initial public offering of the Company's common stock pursuant to an offering registered under the Securities Act of 1933, as amended, and (ii) the fifth anniversary of such date of termination if such date of termination is prior to such initial public

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          offering, notwithstanding anything to the contrary in such 5% Option
          (or the Plan, if applicable)."

         2. Employment Agreement in Full Force and Effect; Entire Understanding.
Except as expressly modified hereby, the Employment Agreement shall remain unchanged and in full force and effect as executed. The Employment Agreement, as amended hereby, contains the entire understanding of and supersedes all prior agreements, written and verbal, with respect to the subject matter hereof and shall not be modified except in writing executed by the parties hereto.

         3. Miscellaneous. This Amendment (a) shall be governed by, and construed and enforced in accordance with, the laws of the State of North
Carolina, without regard to the principles of conflict of law which might otherwise apply, and (b) may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, Company and Executive have duly executed this
Amendment as of the date first above written.

                                            COMPANY:

                                            JAMES RIVER GROUP, INC.

                                            By: /s/ Richard W. Wright
                                               ---------------------------
                                               Name: Richard W. Wright
                                               Title: Chairman

                                            EXECUTIVE:

                                             /s/ J. Adam Abram
                                            ------------------------------
                                            J. Adam Abram

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